                                                                  EXHIBIT 10.C.4












                           ASSET PURCHASE AGREEMENT

                                 by and among

                       DSG INTERNATIONAL LIMITED and/or
                       ASSOCIATED HYGIENIC PRODUCTS LLC

                               as the Purchaser

                                      and

                             DRYPERS CORPORATION,


                                   as Seller


                         Dated as of February 20, 2001

                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT, dated as of February 20, 2001 (the "Agreement"),
                                                                   ---------
by and among DSG International Limited, a British Virgin Island company and/or Associated Hygienic Products LLC, a Delaware limited liability company, (together with any subsidiary or affiliate to which such rights and obligations may be assigned pursuant to Section 12.3 herein, the "Purchaser" and separately
                                                      ---------
"DSG" and "AHP"), DRYPERS CORPORATION, a Delaware corporation (the "Company" or
                                                                    -------
"Seller"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article XII or in the Bidding Procedures Order.

     WHEREAS, the Company in its own name and through various subsidiaries is in the business of manufacturing and marketing disposable baby diapers, training pants, undergarments and pre-moistened baby wipes (the "Business") and owns or
                                                        --------
leases certain assets and properties related thereto; and

     WHEREAS, the Company is the debtor and debtor in possession in Chapter 11 case number O0-39360-H4-11 (the "Case") pending before the United States
                                 ----
Bankruptcy Court for the Southern District of Texas, Houston Division; and

     WHEREAS, subject to the terms and conditions set forth herein, (i) the Purchaser desires to purchase and obtain the assignment from the Company of, and the Company desires to sell, convey, assign and transfer to the Purchaser, (a) all assets and properties of the Company relating to the Business located in the United States, but such assets shall not include the Excluded Domestic Assets; in each case free and clear of Liens, including, in the case of the Company, pursuant to sections 363(b) and (f) and 365 of the Bankruptcy Code.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:


                                       I

                     PURCHASE AND SALE OF ASSETS AND STOCK

     Section 1.1 Intentionally Omitted.
                 ---------------------

     Section 1.2 Purchase and Sale of Domestic Purchased Assets.
                 ----------------------------------------------

           Section 1.2.1 Sale of the Domestic Purchased Assets. On the terms and
                         -------------------------------------
subject to the conditions set forth in this Agreement, pursuant to sections 363(b) and (f) and 365 of the Bankruptcy Code, at the Closing, the Company shall sell, assign, transfer, convey, and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Company, the Company's rights, title, and interests in and to the Business located in the United States (other than the Excluded Domestic Assets), including, without limitation, in and to all the assets, properties, rights, contractual rights of the Company, and claims of the Company related to the Business (except as otherwise set forth in Section 1.2.2), wherever located, whether tangible or intangible, as the same shall exist at the Closing (such rights, title, and interests in and to all such assets, properties, rights, contracts, and claims being collectively referred to herein as the "Domestic Purchased Assets"), free and clear of all
                           -------------------------
Liens, other than Permitted Liens. The Domestic Purchased Assets shall include, without limitation, all the Seller's rights, title, and interests in and to the assets, properties, rights, contracts, and claims described in clauses (a) through (m) below to the extent they are owned by the Company (but shall specifically exclude those assets, properties, rights, contracts, and claims set forth in Section 1.2.2):

          (a) all inventory, raw materials, work in process, finished goods, samples, supplier spare parts, machinery, furnishings, furniture, fixtures, office supplies, vehicles, equipment, computers, and other tangible personal property (including all such items which are currently on order for use in the Business in the United States);

          (b) all Trade Receivables;

          (c) the Intellectual Property, the rights to sue for, and remedies against, present, and future infringements thereof, and the rights of priority and protection of interests therein under applicable laws;

          (d) all books and records of the Business, including, without limitation, data processing records, employment and personnel records, customer lists, files, and records, advertising and marketing data and records, credit records, records relating to suppliers and other data as well as all copies of marketing brochures and materials and other printed or written materials in any form or medium relating to the Company's ownership or operation of the Business that the Company is not required by law to retain and duplicates of any such materials that the Company is required by law to retain;

          (e) all rights under all warranties, representations and guarantees made by suppliers, manufacturers, and contractors in connection with the operation of the Business;

          (f) all of the Company's rights to the licenses, Permits, approvals, clearances and authorizations desirable or required to conduct the Business, including all of the Company's Environmental Permits;

          (g) all contracts listed on Schedule 1.2.1(g) (the foregoing being the "Assumed Contracts"), and all rights of the Company thereunder,
 -----------------

          (h) all telephone numbers, other directory listings and Internet domain names used by the Company in the conduct of the Business;

          (i) all credits, prepaid expenses deferred charges, advance payments, security deposits and prepaid items (and, in each case, security interests from third parties relating thereto);

          (j) all goodwill relating to the Domestic Purchased Assets and the Business;

          (k) all computer software programs and databases used by the Company, whether owned, licensed (subject to applicable restrictions), leased, or internally developed; and

          (1) all leases and subleases, including all amendments and modifications pursuant to which the Company leases any real or personal property that is listed as of the date hereof on Schedule 1.2.1(1) (the foregoing being the "Assumed Leases").
     --------------

     Section 1.2.2 Excluded Domestic Assets. The following assets, properties,
                   ------------------------
and rights (the "Excluded Domestic Assets") are not included in the Domestic
                 ------------------------
Purchased Assets and shall be retained by the Company:

          (a) All contracts (other than contracts which have been included by the Purchaser on Schedule 1.2.1(g)) (the "Excluded Contracts");
                                          ------------------

          (b) Any leases and subleases, including all amendments and modifications, pursuant to which the Company leases any real or personal property (unless such leases or subleases have been included by the Purchaser on
Schedule 1.2.1(1)) (the "Excluded Leases");
                         ---------------

          (c) all cash and cash equivalents of the Company;

          (d) all claims, counterclaims, demands and causes of action of the Company, including without limitation, avoidance actions under sections 544, 547, 548, 549, 550 or 551 of the Bankruptcy Code;

          (e) any other asset, property, right, contract or claim set forth in
Section 1.2.2(e) of the Seller Disclosure Letter;

          (f) the Company's direct or indirect interest in the Subsidiaries;

          (g) the Company's direct interest in Drypers Germany;

          (h) the Puerto Rico Assets; and

          (i) any claims of the Company against any of its direct or indirect Subsidiaries arising pursuant to intercompany advances, promissory notes, or otherwise and incurred prior to February 14, 2001.

     Section 1.2.3 Assumed Liabilities. On the terms and subject to the
                   -------------------
conditions set forth in this Agreement, the transferee of the Domestic Purchased Assets, upon the transfer of such assets to such transferee, shall assume from the Company and thereafter pay, perform, or discharge in accordance with their terms, only the following liabilities and obligations of the Company (the "Assumed Liabilities"):
 -------------------

          (a) all liabilities and obligations with respect to, arising out of, or related to, the ownership, possession or use of the Domestic Purchased Assets, but in each case only to the extent arising out of or resulting from the Conduct of the Business after the Closing

Date; provided, however, that liabilities in respect of property Taxes for the current tax year shall be prorated as of the Closing Date; and

          (b) all obligations of the Company under the Assumed Contracts and Assumed Leases which by the terms thereof are to be observed, paid, discharged or performed, as the case may be, at any time after the Closing Date (including obligations for goods in transit which have been ordered but not received by the Company prior to the Closing), but excluding obligations and liabilities arising out of any breach or default by the Company under any such Assumed Contract or Assumed Lease prior to the Closing Date and excluding any cure amounts as set forth in Section 1.2.4(d) below.

     Section 1.2.4 Excluded Liabilities. Notwithstanding anything to the
                   --------------------
contrary contained herein, the Purchaser shall not assume, or in any way be liable or responsible for, any liabilities, commitments or obligations of the Company of any kind or nature whatsoever, known or unknown, accrued, fixed, contingent or otherwise, liquidated or unliquidated, choate or inchoate, due or to become due, except for the Assumed Liabilities. Without limiting the generality of the foregoing, the transferee of the Domestic Purchased Assets shall not assume, and the Company shall remain responsible for, the following:
(a) any liabilities or obligations (whether absolute, contingent or otherwise) with respect to, arising out of, or related to, the Domestic Purchased Assets on or prior to the Closing Date, including, without limitation, any liability or obligation of the Company or any of its employees, consultants, directors, officers, affiliates or agents arising out of, relating to, or caused by (whether directly or indirectly), the Company's ownership, possession, interest in, use or control of the Domestic Purchased Assets; (b) any liability or obligation of the Company for any Taxes of any kind accrued for, applicable to or arising from any period ending on or prior to the Closing Date including, without limitation, property Taxes for periods prior to the Closing Date (but excluding property Taxes for the current tax year, which shall be prorated as of the Closing Date); (c) any liability or obligation of the Company or any Commonly Controlled Entity in respect of any employee benefit plans relating solely to the Company or its employees (including, without limitation, any pension, welfare, or other Benefit Plans), consulting, severance, change in control or similar agreements (unless and to the extent that the Purchaser in its discretion expressly agrees in writing to assume any such obligations after modifying or amending any such plans or agreements as it may in its sole judgment elect); (d) any cure amounts that become payable in respect of the assumption and assignment to the Purchaser of Assumed Contracts, Assumed Leases or other executory contracts and unexpired leases assigned to the Purchaser under section 365 of the Bankruptcy Code; (e) any liability or obligation arising pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety based on events, conditions or circumstances occurring or existing or prior to the Closing Date; (f) any obligations or liabilities of any of the Company or any Subsidiary to Wasserstein, Perella and Co., Inc.; (g) any liability or obligation (whether absolute, contingent or otherwise) with respect to, arising out of, or related to the Excluded Domestic Assets; (h) any product liability or claim for injury to person or property, regardless when made or asserted, relating to products manufactured, distributed or sold by the Business on or prior to the Closing Date; (i) any recalls on or after the Closing Date mandated by any Governmental Body of the products of the Business manufactured, distributed or sold by the Seller on or prior to the Closing Date; (j) any intercompany payables and other liabilities or obligations to the Company or any of its affiliates; or (k) all costs and expenses incurred by Seller incident to their negotiation and preparation of this Agreement and their performance of and compliance with the terms, conditions and arrangements contained herein.

     Section 1.3 Intentionally omitted.
                 ---------------------

     Section 1.4 Purchase Price.
                 --------------

          Section 1.4.1 Intentionally Omitted.
                        ---------------------

          Section 1.4.2 Intentionally Omitted.

          Section 1.4.3 Intentionally Omitted.

          Section 1.4.4 Purchase Price. (a) Subject to Section 1.4.4 (b), the
                        --------------
purchase price for the Domestic Purchased Assets shall be $38,460,000 (the "Purchase Price") and $34,500,000 of the Purchase Price (net of any cash deposit held by Purchaser) shall be paid on the Closing Date by wire transfer of immediately available funds to an account which shall be designated in writing by the Company at least one Business Day prior to the Closing Date. The balance of $3,960,000 of the Purchase Price shall be paid and satisfied by the Purchaser forgiving $3,960,000 in principal amount (including unpaid and accrued interest on such principal amount) of the Paragon Subordinate DIP Loan as required by
Section 7.6 of this Agreement. Any cash deposit held by Purchaser shall be applied on the Closing Date to the Purchase Price.

               (b) Section 1.4.4(b) Working Capital Adjustment. The Purchase Price shall be decreased by the Working Capital Adjustment.

          "Working Capital Adjustment" shall be the amount by which the aggregate inventory and receivables included in the Domestic Purchased Assets is less as of Closing than the corresponding amounts on the Balance Sheet previously furnished to Purchaser. The Working Capital Adjustment shall be made within 45 days after the Closing, and the Parties shall escrow an agreed amount of the Purchase Price paid at Closing to provide for such Working Capital Adjustment.

                                       II

                                  THE CLOSING

     Section 2.1 Closing. The Closing of the transactions contemplated by this
                 -------
Agreement shall take place at the offices of Haynes and Boone, LLP, 1000 Louisiana, Suite 4300, Houston, Texas 77002 at 10:00 a.m. on the second Business Day after all conditions set forth in Articles VI and VII shall have been satisfied or waived or at such other time, date and place as shall be fixed by agreement among the parties (the date of the Closing being herein referred to as the "Closing Date").
     ------------

     Section 2.2 Acquisition Subsidiaries. On or before the Closing, the
                 ------------------------
Purchaser may designate one or more of the Purchaser Acquisition Subsidiaries in writing to receive all or part of the Domestic Purchased Assets.

     Section 2.3 Allocation of Asset Purchase Price. Not later than 30 days
                 ----------------------------------
following the Closing Date, the Purchaser shall deliver to the Company a schedule allocating the Purchase Price among the Domestic Purchased Assets, which schedule shall be binding upon the Purchaser and the Company for all accounting and tax purposes.

                                      III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser as follows, but with respect to the Purchaser, only to the extent of the assets being purchased by such Purchaser and, with respect to each representation and warranty, only to the extent the same could reasonably be expected to have a Seller Materail Adverse Effect.

     Section 3.1 Due Incorporation and Authority. The Company is a corporation
                 -------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Seller has all requisite corporate power and lawful authority to own,lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such authority could not reasonably be expected to (i) individually or in the aggregate, have a material adverse effect on the properties, businesses, prospects, results of operations or financial condition of the Company, or (ii) prevent or materially interfere with the Seller's ability to consummate the transactions contemplated hereby (the "Contemplated Transactions") (any event, effect or result described
             -------------------------
in clause (i) or (ii) above being a "Seller Material Adverse Effect").
                                     -------------------------------

     Section 3.2 Intentionally Omitted.
                 ---------------------

     Section 3.3 Qualification. The Company is duly qualified or otherwise
                 -------------
authorized as a foreign entity to transact business and, to the extent applicapable, is in good standing in each jurisdiction in which such qualification or authorization is required by Law, except where the failure so to qualify or be authorized could not reasonably be expected to have a Seller Material Adverse Effect. Section 3.3 of the Seller Disclosure Letter lists each jurisdiction in which the Company is so qualified or otherwise authorized.

     Section 3.4 Intentionally Omitted.
                 ---------------------

     Section 3.5 Authority Relative to This Agreement. Except for any required
                 ------------------------------------
approvals of the Bankruptcy Court, Seller has all necessary corporate power and authority to execute and deliver this Agreement and, assuming the satisfaction of the conditions set forth in Articles VI and VII, to perform its obligations hereunder. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by Seller and (assuming due authorization, execution and delivery hereof by the Purchaser and upon receipt of any required approval of the Bankruptcy Court) constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

     Section 3.6 SEC Documents. Since January 1, 1997, the Company has filed
                 -------------
with the Securities and Exchange Commission (the "SEC") all reports, schedules,
                                                  ---
forms, statements and other documents (including exhibits and all other information therein) required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the
                                                      ------------
rules and regulations of the SEC thereunder (the "SEC Documents"; the SEC
                                                  -------------
Documents filed since January 1, 1997 and prior to the date of this Agreement are referred to as the "Identified SEC Documents"). As of their respective
                        ------------------------
dates, the SEC Documents compiled in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed contained, and, when considered as an entirety currently contain, any untrue statement of a material fact or omitted or omit to state a material fact or required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.7 Financial Statements. The consolidated balance sheet of the
                 --------------------
Company as of December 31, 1999 and the related consolidated statements of income, shareholder's equity and changes in financial position for the year then ended, including the notes thereto, certified by Arthur Anderson LLP, independent certified public accountants, which have been delivered to the Purchaser, set forth the consolidated financial position of the Company as at such a date and the consolidated results of operations of the Company for such period, in each case in accordance with generally accepted accounting principles consistently applied ("GAAP"). (The foregoing consolidated financial statements of the Company as of December 31, 1999 and for the year then ended are sometimes herein called the "Audited Financials.") The consolidated and consolidating
                   ------------------
balance sheets of the Company as of December 31, 2000, which have been delivered to Purchaser, are sometimes herein called the "Balance Sheet" and December 31,
                                               -------------
2000 is sometimes herein called the "Balance Sheet Date." Except as set forth
                                     ------------------
therein or in the notes thereto, the Company reasonably believes such Audited Financials and Balance Sheet present fairly the financial position and results of operations of the company as of their respective dates and for the respective periods covered thereby.

     Section 3.8 No Material Adverse Change. Except as set forth in Section 3.8
                 --------------------------
of the Seller Disclosure Letter, since the Balance Sheet Date there has been no change, event or occurrence which has had a Seller Material Adverse Effect, and to the knowledge of the Company no such change, event or occurrence is threatened, nor has there been any damage, destruction or loss which could reasonably be expected to have or has had a Seller Material Adverse Effect, whether or not covered by insurance.

     Section 3.9 Taxes. Except as set forth in Section 3.9 of the Seller
                 -----
Disclosure Letter:

                   (a) The Company has timely filed (after giving effect to any extensions of the time to file which were obtained) prior to the date of this Agreement, and will file prior to the Closing Date, all material Tax Returns required to be filed prior to the date of this Agreement or the Closing Date, as the case may be, with respect to Taxes for periods ending on or after January 1, 1993, and such returns are true, correct and complete in all material respects and all Taxes are shown to be due on such Tax Returns have been paid; and on or before the Closing Date, the Company has paid or will pay (or the Company has paid or will pay on its behalf), or has or will set up an adequate reserve for the payment of, all material Taxes owed by the Company for all taxable periods through and including the Closing Date.

                 (b) The Company has not filed or entered into any election, consent or extension agreement that extends any applicable statue of limitations, which statue of limitations has not expired.

                 (c) (i) The Company is not a party to any action or proceeding pending or, to the Company's knowledge, threatened by an Governmental Authority for assessment or collection of Taxes, (ii) no audit or investigation of the Company, by any Governmental Authority is pending or threatened with respect to Taxes, and (iii) no claim has been made by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

                 (d) The Company (i) is not a party to, is not bound by, is not under any obligation under any Tax sharing or similar agreement that includes any other person, nor (ii) has any liability for Taxes of any person (other than members of the affiliated group, within the meaning of Section 1504(a) of the Code, filing consolidated federal income tax returns of which the Company is the common parent) under Treasury Regulation (S) 1.1502-6, Treasury Regulation
(S) 1.1502-78 or similar provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise.

                 (e) The Company has not entered into nor is bound by any closing agreement that could effect its Taxes for periods ending after the Closing Date.

                 (f) No gain or loss from deferred intercompany transactions or excess loss accounts of the Company will be triggered by the Contemplated Transactions.

                 (g) The Company has not been in violation of any applicable law relating to the payment or withholding of Taxes, and has duly and timely withheld and paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over.

                 (h) For all periods ending or transactions consummated after December 31, 1995, the Company has made available to the Purchaser true and complete copies of all Tax Returns of the Company together with all related examination reports and statements of deficiency, and true and complete copies of the portion of all other Tax Returns relating to the activities of the Company together with all related examination reports and statements of deficiency.

                 (i) There are no Liens for Taxes upon the assets or properties of the Company except for statutory Liens for current Taxes not yet due, and the Company has no knowledge of any claim relating to Taxes that, if adversely determined, would result in any material Lien on any of the assets or property of the Company.

                 (j) The Company is not a party to any lease arrangement involving a defeasance of rent, interest or principal.

                  (k) Any adjustment of Taxes of the Company, made by the IRS which adjustment is required to be reported to the appropriate state, local, or foreign Taxing authorities, has been so reported.

                  (l) The Company is not a direct or indirect beneficiary of a guarantee of Tax benefits or any other arrangement that has the same economic effect (including an indemnity from a seller or lessee of property, or other insurance) with respect to any transaction or Tax opinion relating to the Company.

                  (m) The Company has not ever been (i) a "passive foreign investment company," (ii) a "foreign personal holding company" (iii) a "foreign sales corporation," (iv) a "foreign investment company," or (v) a person other than a United States person, each within the meaning of the Code.

                  (n) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     Section 3.10 Permits.  To the Company's knowledge, the Company has all
                  -------
licenses, permits, exemptions, consents, waivers, authorizations, rights, certificates of occupancy, franchises, orders or approvals of, and has made all required registrations with, any Governmental Body that are required for the conduct of the business of, or the intended use of any properties of, the Company (collectively, "Permits"), and no suspension or cancellation of any of
                        -------
the Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Permits, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect (Permits other than those excluded by the foregoing exception being the "Material Permits").

     Section 3.11 No Breach.
                  ---------

                  (a) The execution and delivery of this Agreement by the Company does not, and, assuming any necessary approval of this Agreement by the Bankruptcy Court, the performance of this Agreement by Seller will not:

                      (i) conflict with or violate any provision of any Certificate of Incorporation or by-laws of the Company (to the extent that such document is then governing such entity);

                      (ii) conflict with or violate any Law applicable to the Company by which any property or asset of the Company is or may be bound or affected, except for any such conflicts or violations that, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect; or

                      (iii) assuming that all Required Consents (as defined in Section 3.11(b)) have been obtained or deemed by operation of the Sale Order to have been given, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien, other than a

Permitted Lien, on any property or asset of the Company or, under any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "Contracts")
                                                                    ---------
to which the Company is a party or by which it or its assets or properties is bound or affected, except for such breaches, defaults or other occurrences which, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect.

           (b) Section 3.11 of the Seller Disclosure Letter identifies each Contract to which the Company is a party or by it or its assets or properties is or may be bound or affected in respect of which a Required Consent must be obtained. For purposes hereof, a "Required Consent" means any consent under a
                                  ----------------
Material Contract required so that the execution, delivery and/or performance by the Seller of this Agreement, the consummation of the Contemplated Transactions, and the assumption and/or continued enforcement thereof by the Purchaser as contemplated hereby will not result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, such Contract, or result in the creation of a Lien, other than a Permitted Lien, on any property or asset of the Company. For purposes hereof, the Company shall be deemed to have obtained a Required Consent required to be obtained by the Company if, and to the extent that, pursuant to the Sale Order the Company is authorized to assume and assign the Contract to the Purchaser pursuant to section 365 of the Bankruptcy Code.

     Section 3.12 Actions and Proceedings. Except as set forth in Section 3.12
                  -----------------------
of the Seller Disclosure Letter, there are no outstanding Orders of any Governmental Body against or involving the Company which could reasonably be expected to have a Seller Material Adverse Effect or interfere with consummation of the Contemplated Transactions. Except as to claims against the Company arising prior to the Petition Date that are within the jurisdiction of the Bankruptcy Court and are to be resolved in the Case, as of the date of this Agreement, there are no actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings or investigations (collectively, "Actions") (whether or not the defense thereof or
                              -------
liabilities in respect thereof are covered by insurance) pending, or, to the Company's knowledge, threatened against or involving the Company or any of their properties, owned or leased, which, individually or in the aggregate, could reasonably be expected to have a Seller Material Adverse Effect.

     Section 3.13 Contracts.
                  ---------

                  (a) Section 3.13 of the Seller Disclosure Letter sets forth all of the Material Contracts to which the Company is a party or by or to which it or any of its properties may be bound or subject.

                  (b) To the knowledge of the Company, no parties to any Material Contracts (other than the Company) are in default thereunder in any respect nor does any condition exist that with notice can reasonably be expected to or with lapse of time or both could constitute such a default thereunder except where the existence of any such defaults (including the existence of any conditions that with notice or lapse of time would constitute defaults) could not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

     Section 3.14 Tangible Property. Except as set forth in Section 3.14 of the
                  -----------------
Seller Disclosure Letter, the facilities, machinery, equipment, furniture, buildings and other improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business of the Company (the "Tangible Property") are in commercially reasonable operating
              -----------------
condition and repair, subject to continued repair and replacement in accordance with industry practice, and are suitable for their intended use.

     Section 3.15 Intellectual Property.
                  ---------------------

               (a) The Company owns or is licensed or otherwise has the right to
(i) with respect to such items that the Company claims to own outright, sell, license and dispose of such items, without restriction, and (ii) with respect to such items with respect to which the Company claims to have a license, use and practice, all Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, the "Intellectual
                                                          ------------
Property") that are currently used in the businesses of the Company, the loss or
--------
cancellation of which could reasonably be expected to have a Seller Material Adverse Effect. To the Company's knowledge, Section 3.15 lists all of the material Intellectual Property of the Company.

               (b) Except as set forth in Section 3.15 of the Seller Disclosure Letter, the Company is not in breach of or default under any IP License which will not be cured under section 365 of the Bankruptcy Code upon the assumption and assignment thereof to the Purchaser.

               (c) Neither the Company nor any of the Subsidiaries is in default under any provisions of the Procter & Gamble Settlement Agreement.

               (d) The Company has the exclusive right to file, procure and maintain all registrations with respect to the Intellectual Property owned by the Company.

               (e) Neither the Company nor any Subsidiary has knowledge of any challenge to the validity of any Patent or registered Trademark or Copyright listed in Section 3.15(a) of the Seller Disclosure Letter.

     Section 3.16 Title to Properties.
                  -------------------

               (a) Intentionally Omitted.

               (b) Section 3.16 of the Seller Disclosure Letter contains a true and complete list of all real property owned by the Company ("Owned Real
                                                              ----------
Property Assets"; Leased Real Property Assets and Owned Real Property Assets
---------------
collectively, "Real Property Assets").
               --------------------

               (c) All buildings, structures and other improvements in, on or within the Real Property Assets are to the Company's knowledge in commercially reasonable operating condition and repair, subject to continued repair and replacement in accordance with past practice, except for any failure to be in such condition and repair that could not, individually or in the aggregate, have a Seller Material Adverse Effect.

     Section 3.17 Employee Benefit Plans.
                  ----------------------

               (a) Section 3.17 of the Seller Disclosure Letter contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning
  -----
of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in control, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, oral or written, legally bonding or not, under which any Employee or former employee (or his or her beneficiary) of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Benefit
                                                                    -------
Plans."
-----

               (b) With respect to each Benefit Plan, the Company has made available to the Purchaser a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable any summary plan description and other written communications (or a description of any oral communications) by the Company to its employees concerning the extent of the benefits provided under a Benefit Plan.

               (c) With respect to each Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Company's knowledge, threatened, and no facts or circumstances exist that could give rise to any such actions, suits or claims which individually or in the aggregate could have a Seller Material Adverse Effect.

     Section 3.18 Employee Relations. None of the Employees of the Company or,
                  ------------------
to the Company's knowledge, Foreign Employees is represented by a union, and no union organizing efforts are now being conducted. The Company has not at any time during the last three years had nor, to the knowledge of the Company, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor dispute.

     Section 3.19 Insurance. The Company has heretofore made available for
                  ---------
inspection by the Purchaser true and correct copies of all policies or binders of fire, liability, product liability, worker's compensation, directors and officers liability, vehicular and other insurance held by or on behalf of the Company which are presently in effect. Such policies and binders are valid and binding in accordance with their terms, are in full force and effect, and insure against risks and liabilities to an extent and in a manner customary in the industries in which the Company operates. The Company has not received any written notice of cancellation or non-renewal of any such policy or binder.

     Section 3.20 Company Products. To the Company's knowledge, except as set
                  ----------------
forth in Section 3.20 of the Seller Disclosure Letter, there are no statements, citations or decisions by any Governmental Body specifically stating that any Company Product is defective or unsafe or fails to meet any standards promulgated by any such Governmental Body. Except as set forth in Section 3.20 of the Seller Disclosure Letter, there have been no recalls ordered by any such Governmental Body with respect to any Company Product. Except as set forth in
Section 3.20 of the Seller Disclosure Letter, there is no (a) fact relating to any Company Product that may impose upon the Company a duty to recall any Company any Product or a duty to warn customers of a defect or of any Hazardous Substance in any Company Product, (b) latent or overt design, manufacturing or other defect in any Company Product, (c) Company Product, the reasonably foreseeable use of which may expose any person to any Hazardous Substance or (d) material liability for warranty claims or returns with respect to any Company Product not fully reflected on the Audited Financials or Interim Financials.

     Section 3.21 Operations of the Company and Subsidiaries.
                  ------------------------------------------

               (a) Except as set forth in Section 3.21 of the Seller Disclosure Letter or as contemplated by this Agreement, since the Balance Sheet Date the Company has not:

                    (i) waived in writing any material right under any Material Contract or other agreement of the type required to be set forth in the Seller Disclosure Letter;

                    (ii) made any material change in its accounting methods or practices or made any material change in depreciation or amortization policies or rates adopted by it;

                    (iii) except for inventory or equipment in the ordinary course of business, sold, abandoned or made any other disposition of any of its properties or assets or made any acquisition of all or any part of the properties, capital stock or business of any other person;

                    (iv) made any investment in any person, including, without limitation, any Subsidiary;

                    (v) transferred or disposed of its interest in any Subsidiary.

                    (vi) canceled any debts owed to or claims held by the Business (including the settlement of any claims or litigation) with a value greater than $25,000, except for claims held by the Company against any Subsidiary and incurred prior to February 14, 2001;

                    (vii) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money in respect of the Business (other than money borrowed or advanced from the Company in the ordinary course of the Business consistent with past practice); or

                    (viii) entered into or become committed to enter into any other transaction material to the Business except in the ordinary course of the Business or as contemplated by this Agreement.

               (b) Intentionally Omitted.

     Section 3.22 Consents and Approvals. No consent, approval, or authorization
                  ----------------------
of, or declaration, filing, or registration with any Governmental Body is required to be made or obtained by the Company in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, except (a) for approvals or authorizations of the Bankruptcy Court, (b) for consents, approvals, authorizations, declarations, or rulings identified in Section 3.22 of the Seller Disclosure Letter, and (c) for consents, approvals, authorizations, declarations, filings, or registrations, which, if not obtained, could not, individually or in the aggregate, have a Seller Material Adverse Effect. The items referred to in clauses (a) through (c) of this Section 3.22 are hereinafter referred to as the "Government Requirements."
 -----------------------

     Section 3.23 Non-Competition Agreements. Except as set forth in Section
                  --------------------------
3.23 of the Seller Disclosure Letter, neither the Company, nor any officer, director, or key employee of the Company, is a party to any agreement that purports to restrict or prohibit it, directly or indirectly, from engaging in any business currently engaged in by the Company.

     Section 3.24 Board Approval and Recommendation. The Board of Directors of
                  ---------------------------------
the Company has determined that an immediate sale and assignment of the Company's assets pursuant to this Agreement under sections 363 and 365 of the Bankruptcy Code is in the best interests of the Company.

     Section 3.25 Brokers. Except for Wasserstein, Perella & Co., Inc., no
                  -------
person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The fees of Wasserstein, Perella & Co., Inc. relating to the transactions contemplated hereby shall be and remain liabilities solely of the Company, which liabilities are not being assumed by the Purchaser.

     Section 3.26 Purchased Property Held by Excluded Subsidiaries. None of the
                  ------------------------------------------------
Excluded Subsidiaries, as of the date hereof or will, as of the Closing Date, possess, own, have any right to or interest in the Domestic Purchased Assets. In the event that any Excluded Subsidiary possesses, owns, or has any right to or interest in the Domestic Purchased Assets, then notwithstanding anything else herein contained, Seller at Seller's sole cost and expense, shall cause such Domestic Purchased Assets to be transferred to the Purchaser, without any increase in the Purchase Price. Seller's obligations under this Section shall terminate one year from the Closing Date.

                                       IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as follows:

     Section 4.1 Organization. The Purchaser is a corporation or limited
                 ------------
liability company validly existing and in good standing under the laws of its jurisdiction of incorporation.

     Section 4.2 Authority to Execute and Perform Agreement. The Purchaser has
                 ------------------------------------------
the full legal right and power and all authority and approvals to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which the Purchaser is or will be a party and to perform fully its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Purchaser, and on the Closing Date each and every agreement and instrument contemplated hereby to which the Purchaser is a party will be duly executed and delivered by the Purchaser and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement and each such other agreement and instrument will be valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms. The execution and delivery by the Purchaser of this Agreement and each and every other agreement and instrument contemplated hereby to which the Purchaser is a party, the consummation of the transactions contemplated hereby and thereby and the performance by the Purchaser of this Agreement and each such other agreement and instrument in accordance with their respective terms and conditions will not (a) violate any provision of the Purchaser's governing or organizational documents; (b) except for filings or approvals required in connection with Government Requirements, require such the Purchaser to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any Governmental Body or any other person; (c) conflict with or result in the breach of any of the terms and conditions of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any Contract to which the Purchaser is a party or by or to which the Purchaser or any of its properties is or may be bound or subject; or (d) violate any Law or Order of any Governmental Body applicable to the Purchaser.

     Section 4.3 Brokers. The Purchaser is responsible for any brokerage,
                 -------
financial advisory, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

     Section 4.4 Sufficient Funds. The Purchaser represents and warrants that it
                 ----------------
has sufficient funds to satisfy its obligations under this Agreement and that, no approval of, or waiver by, any lender is required as a condition to the Purchaser's obtaining funds.

                                       V

                                   COVENANTS

     Section 5.1 Conduct of Business by the Seller Pending the Closing. From the
                 -----------------------------------------------------
date hereof through the Closing Date, the Seller agrees that it (a) shall conduct its Business in the ordinary course; and (b) shall conduct its Business in a manner such that the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. The Seller shall give the Purchaser prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a material violation or material breach of (i) any representation or warranty, whether made as of the date hereof or as of the Closing Date, or (ii) any covenant of any Seller contained in this Agreement. Without limiting the generality of the foregoing, except as provided in the Seller Disclosure Letter or except as otherwise contemplated under this

Agreement, from the date hereof until the Closing Date, without the prior written consent of the Purchaser: -

          (a) The Company shall not adopt or propose any change in their certificates of incorporation or bylaws or comparable governing documents, except a change that would not have any adverse affect on the Contemplated Transactions;

          (b) The Company shall not declare, set aside, or pay any dividend or other distribution with respect to any shares of their capital stock, or split, combine, or reclassify any of their capital stock, or repurchase, redeem, or otherwise acquire any shares of their capital stock;

          (c) The Company shall not merge or consolidate with any other person or (except in the ordinary course of business) acquire a material amount of assets of any other person;

          (d) The Company shall not and shall cause each Subsidiary (other than the Excluded Subsidiaries) to not) lease, license, or otherwise surrender, relinquish, encumber, or dispose of any Domestic Purchased Assets other than the disposition of obsolete or damaged assets in the ordinary course of its business or the sale of Inventory in the ordinary course of business; provided, however,
                                                             --------  -------
that the Seller may comply with the Bidding Procedures Order,

          (e) The Company shall not change any method of accounting or accounting practice used by them, except for any charge required by GAAP;

          (f) The Company shall not establish or increase the benefits under, or promise to establish, modify or increase the benefits under, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or employment, consulting or severance agreement, or otherwise increase the compensation payable to any directors, officers or employees of the Company or establish, adopt or enter into any collective bargaining agreement;

          (g) The Company shall not make or agree to make any capital expenditures or capital additions that exceed amounts provided for in the budget(s) established under any Order of the Bankruptcy Court authorizing post-petition financing;

          (h) The Company shall not in any material respect change its methods of collecting Trade Receivables, and shall not make or agree to make any settlement concerning a Trade Receivable in excess of $25,000 without consulting with the Purchaser;

          (i) The Company shall not permit a default or event of default to exist or occur under the Procter & Gamble Settlement Agreement; and

          (j) The Company shall not agree or commit to do any of the foregoing.

     Section 5.2 Access and Information. The Seller shall afford to the
                 ----------------------
Purchaser and to the Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives reasonable access during normal business hours throughout the period prior to the Closing Date to all their books, records, properties, plants, and personnel which relate to its respective business and, during such period, shall furnish as promptly as practicable to the Purchaser (a) a copy of each material report, schedule, and other document filed or received by them pursuant to the requirements of Laws and (b) all other information as the Purchaser reasonably may request in furtherance or the Contemplated Transactions, provided that the Purchaser shall be bound by and shall comply with the terms of the Confidentiality Agreement dated October 6, 2000 (the "Confidentiality Agreement") between the Company and the Purchaser with respect to the Purchaser's ability to use or disclose any such information and provided further, that no investigation pursuant to this
                     -------- -------
Section 5.2 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the transactions contemplated by this Agreement. The covenants and agreements in this Section 5.2 shall be cumulative with and in addition to the covenants and agreements contained in that certain Confidentiality Agreement dated October 6, 2000.

     Section 5.3 Cure of Defaults. Subject to, among other provisions, Section
                 ----------------
1.2.4(d) hereof, the Company shall, on or prior to the Closing, provide evidence satisfactory to the Purchaser that it has cured any and all defaults and breaches under and satisfied (or, with respect to any Assumed Liability or obligation that cannot be rendered non-contingent and liquidated prior to the Closing Date, made effective provision reasonably satisfactory to the Purchaser and the Bankruptcy Court for satisfaction from funds of the Company of) any Assumed Liability or obligation arising from or relating to pre-Closing periods under the Assumed Contracts and Assumed Leases so that such contracts and leases may be assumed by the Company and assigned to the Purchaser in accordance with the provisions of section 365 of the Bankruptcy Code, the Sale Order and this Agreement (including, without limitation, Section 1.2.3 hereof). The Company shall be solely responsible for payment of and curing all defaults and the Sale Order shall so provide. In any event, Seller's cure obligations shall be limited to such matters as may be cured solely by the payment of money.

     Section 5.4 Required Consents. The Company shall use commercially
                 -----------------
reasonable efforts, prior to the Closing, to obtain the Sale Order and all Required Consents, and undertake all actions reasonably required pursuant to the Sale Order and all Required Consents. The Purchaser shall not incur or be liable for any expenses, costs or obligations in connection therewith. Seller shall not be required to incur or be liable for any expenses, costs or obligations in order to obtain any Required Consents. The Purchaser shall cooperate with the Seller's efforts to obtain any Required Consents. Failure to obtain Required Consent with respect to the Procter & Gamble U.S. and Canadian licenses shall not entitle Purchaser to terminate this Agreement if such failure is due to Purchaser's inability to satisfy any condition customarily imposed by The Procter & Gamble Company with respect to transfer of licenses granted by it.

     Section 5.5 Filings; Other Action. Subject to the terms and conditions
                 ---------------------
hereof, as promptly as practicable the Seller and the Purchaser shall (a) promptly make all filings and submissions required in order to satisfy all necessary Government Requirements, (b) use commercially reasonable efforts to cooperate with each other in (i) determining which filings are required to be made prior to the Closing Date with, and which material consents, approvals, permits, or authorizations are required to be obtained prior to the Closing Date from, governmental or regulatory authorities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, or authorizations, and (c) use all commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things reasonably necessary or appropriate to consummate the Contemplated Transactions, as soon as practicable. In connection with the foregoing, the Company will promptly provide to the Purchaser, and the Purchaser will promptly provide to the Company, copies of all correspondence, filings, or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Bodies, on the other hand, with respect to this Agreement and the Contemplated Transactions. The parties acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances consents, approvals, waivers, or similar third party actions that are material to the consummation of the Contemplated Transactions, and each party agrees to take all commercially reasonable actions as are necessary, to complete such notifications and obtain such clearances, approvals, waivers, or third party actions. Neither the Seller nor the Purchaser shall be required to incur or be liable for any expenses, costs or obligations in order to satisfy any Government Requirements, except payment of routine application or filing fees.

     Section 5.6 Public Announcements. The parties will cooperate in the
                 --------------------
issuance of any press releases or otherwise in making any public statements with respect to the Contemplated Transactions. The parties further agree that no publicity release or public statement or public communication concerning this Agreement or the Contemplated Transactions shall be made without written advance approval thereof by the Company and the Purchaser, which approval shall not be unreasonably withheld; provided, however, that a party may, without the
                              --------  -------
prior consent of the other party, but after providing notice thereof to the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by law or any listing agreement with any national securities exchange.

     Section 5.7 Permit Transfers. The Purchaser shall use commercially
                 ----------------
reasonable efforts, at and as of the Closing, to cause the transfer or, reissuance of any Material Permits or Material Environmental Permits to the extent that such is required to cause the Material Permits and Material Environmental Permits (on their present terms and conditions and without modification or enhancement thereof) to remain in full force and effect in the possession of the Purchaser after the Closing. Neither the Purchaser nor any Seller shall be required to incur or be liable for any expenses, costs or obligations in order to transfer, reissue or modify any Material Permits or Material Environmental Permits, except payment of routine affiliation or filing fees. The Company shall reasonably cooperate with the Purchaser in the Purchaser's efforts to transfer or, reissue any Material Permits or Material Environmental Permits.

     Section 5.8 Further Assurances. Each of the parties shall execute such
                 ------------------
Documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the Contemplated Transactions, but Seller shall not be obligated to incur or be liable for any expense, cost or obligations in connection therewith. Each such party shall use commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing set forth in Articles VI and VII.

     Section 5.9 Bankruptcy Covenants.
                 --------------------

                    (a) The Company shall promptly provide the Purchaser with proposed final drafts of all documents, motions, orders, filings or pleadings that the Company proposes to file with the Bankruptcy Court which relate to the approval or consummation of the Contemplated Transactions, this Agreement or any provision therein or herein, and will provide the Purchaser with reasonable opportunity to review and comment on such filings.

                    (b) Without limiting the generality of Section 5.9(a), the Sale Order shall acceptable in form and substance to the Purchaser and its counsel, including, without limitation, as to the adequacy of notice of the hearing or hearings on the Company's motion for approval of the Contemplated Transactions, the applicability of sections 363(f), 363(m) and 1146(c) of the Bankruptcy Code to the Contemplated Transactions, the satisfaction of all cure obligations, and the Purchaser's provision of adequate assurance of future performance of the Assumed Contracts and Assumed Leases.

                    (c) In the event an appeal is taken, or a stay pending appeal is requested or reconsideration is sought, from the Sale Order, the Company shall promptly after becoming aware thereof notify the Purchaser of such notice of appeal, request for a stay pending appeal or motion for reconsideration. The Company shall also provide the Purchaser with written notice (and copies) of any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of, either of such orders and any related briefs. The Company shall also defend any such appeals or requests for stay of the Sale Order, but shall not be required to expend unlimited funds in doing so.

     Section 5.10 Tax Matters. During the period from the date of this Agreement
                  ----------
to and including the Closing Date, the Company shall: (i)properly prepare, in the ordinary course of business and consistent with past practice, and timely file all Tax Returns required to be filed by it on or before the Closing Date ("Post-signing Returns"); (ii) fully and timely pay all Taxes due and payable in
  --------------------
respect of such Post-signing Returns that are so filed; (iii) properly reserve (and reflect such reserve in its books and records and financial statements), in accordance with past practice and in the ordinary course of business, for all Taxes payable by it (or them) for which no Post-signing Return is due prior to or on the Closing Date; (iv) promptly notify the Purchaser of any material federal, state or foreign income or franchise and any other suit, claim, action, investigation, proceeding or audit (collectively, "Tax Actions") pending against
                                                   -----------
or with respect to the Company in respect of any Tax matter, including (without limitation) Tax liabilities and refund claims, and not settle or compromise any such Tax matter or Tax Action without the Purchaser's consent; (v) not make or revoke any material Tax election or adopt or change a tax accounting method without the Purchaser's consent; and (vi) terminate all Tax Sharing Agreements to which the Company is a party such that there is no further Tax liability thereunder.

     Section 5.11 Transfer Taxes. In the event that section 1146(c) of the
                  --------------
Bankruptcy Code does not apply to all aspects of the Contemplated Transactions, all personal property transfer, documentary, sales, use, registration, value-added and other similar Taxes (including interest, penalties and additions to Tax) incurred in connection with the Contemplated Transactions ("Transfer
                                                                    --------
Taxes") shall be borne by the Purchaser.
-----

     Section 5.12   Intentionally Omitted.
                    ---------------------

     Section 5.13   Delivery of the Seller Disclosure Letter.  Concurrently with
                    ----------------------------------------
the execution of this Agreement, Company shall deliver to the Purchaser its complete Seller Disclosure Letter, a true and correct copy of which is attached to this Agreement as Exhibit "A."

                                      VI

                      CONDITIONS PRECEDENT TO OBLIGATION
                           OF THE PURCHASER TO CLOSE

     The obligation of the Purchaser to enter into and complete the Closing is subject, at the option of the Purchaser acting in accordance with the provisions of Article XI with respect to termination of this Agreement, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser:

     Section 6.1    Representations and Covenants.  All representations and
                    -----------------------------
warranties of the Seller contained in this Agreement shall be true in all respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for such breaches that, individually or in the aggregate, could not have a Seller Material Adverse Effect. The Seller shall have performed and complied in all respects with all covenants and agreements required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date, except for such breaches that, individually or in the aggregate, could not have a Seller Material Adverse Effect.

     Section 6.2    Consents and Approvals.  All Required Consents shall have
                    ----------------------
been obtained or deemed by operation of the Sale Order to have been given and shall be in full force and effect, and the Purchaser shall have been furnished with evidence reasonably satisfactory to it that each such Required Consent has been either (i) expressly granted, or (ii) deemed, by operation of the Sale Order, to have been given.

     Section 6.3    Closing Deliveries.  The Seller shall have made all
                    ------------------
deliveries contemplated by Section 8.1.

     Section 6.4    Government Requirements.  Any person required in connection
                    -----------------------
with the Contemplated Transactions to file a notification and report form in compliance with, or obtain any consent or approval required under, any Government Requirements shall have filed such form or requested such consent or approval and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated or the requisite consent or approval required thereby shall have been obtained without any material condition or limitation on terms acceptable to the Purchaser.

     Section 6.5    No Claims.  No Actions shall be pending or, to the knowledge
                    ---------
of the Company or the Purchaser, threatened, before any Governmental Body (including investigations instituted by the United States Department of Justice or the Federal Trade Commission in connection with antitrust regulations) to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the Contemplated Transactions or which has had or may have, in the reasonable judgment of the Purchaser, a Seller Material Adverse Effect or a material adverse effect upon any the Purchaser's existing businesses, prospects, operations, assets, liabilities or financial condition.

     Section 6.6 Sale Order.  The Sale Order in form and substance satisfactory
                 ----------
to the Purchaser and its counsel, shall have been entered by the Bankruptcy Court by March 5, 2001 and shall not be stayed or reversed, ordered to be reconsidered, or, in any manner not approved by the Purchaser, amended or modified.

     Section 6.7 No Injunction.  On the Closing Date, there shall not be any
                 -------------
order outstanding against any party hereto or law promulgated that prevents the consummation of, the Contemplated Transactions or any of the conditions to the consummation of the Contemplated Transactions which, in the case of any such order, law, action or proceeding could reasonably be expected to materially adversely affect Purchaser or the Purchased Property.

     Section 6.8 No Material Adverse Change.  Except as set forth in Section 3.8
                 --------------------------
of the Seller Disclosure Letter, between the Balance Sheet Date and Closing Date there has been no change, event or occurrence which has had a Seller Material Adverse Effect, nor has there been any damage, destruction or loss which could reasonably be expected to have or has had a Seller Material Adverse Effect, whether or not covered by Insurance.

     Section 6.9 Bidding Procedures Order.  The Bidding Procedures Order shall
                 ------------------------
remain in full force and effect, and shall not have been stayed, vacated, modified or supplemented without the Purchaser's prior consent, and the Company shall have complied with the terms of the Bidding Procedures Order.

     Section 6.10 Intentionally Omitted.
                  ---------------------

     Section 6.11 Intentionally Omitted.
                  ---------------------

     Section 6.12 Intentionally Omitted.
                  ---------------------

     Section 6.13 Intentionally Omitted.
                  ---------------------

     Section 6.14 Intentionally Omitted.
                  ---------------------

                                      VII

                    CONDITIONS PRECEDENT TO THE OBLIGATION
                            OF THE SELLER TO CLOSE

     The obligation of the Seller to enter into and complete the Closing is subject, at the option of the Seller acting in accordance with the provisions of
Article XI with respect to termination of this Agreement, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company:

     Section 7.1 Representation and Covenants.  All representations and
                 ----------------------------
warranties of the Purchaser contained in this Agreement shall be true in all material respects on and as of the

Closing Date, with the same force and effect as though made on and as of the Closing Date. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     Section 7.2  Certain Consents and Approvals.  All Required Consents shall
                  ------------------------------
have been obtained or deemed by operation of the Sale Order to have been given and shall be in full force and effect.

     Section 7.3  Government Requirements.  Any person required in connection
                  -----------------------
with the Contemplated Transactions to file a notification and report form in compliance with, or obtain any consent or approval required under, any Government Requirements shall have filed such form or requested such consent or approval and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated or the requisite consent or approval required thereby shall have been obtained without any material condition or limitation.

     Section 7.4  No Injunction.  On the Closing Date, there shall not be any
                  -------------
order outstanding against any party hereto or law promulgated that prevents the consummation of, the Contemplated Transactions.

     Section 7.5  Payment.  The Purchaser shall have paid the Purchase Price at
                  -------
the Closing.

     Section 7.6  Replacement of Paragon Subordinate DIP Loan.  Purchaser shall
                  -------------------------------------------
furnish to Seller satisfactory evidence that Purchaser has purchased $3,960,000 in principal and any unpaid interest accrued on such principal amount of the Paragon Subordinate DIP Loan and any other amounts for which the Company is liable thereunder, which amounts shall have been paid at the time and in the manner required by the Bidding Procedures Order. Purchaser shall also furnish to Seller satisfactory evidence that Purchaser has forgiven and waived all amounts due by and from the Company with respect to any amount of the Paragon Subordinate DIP Loan purchased by the Purchaser.

     Section 7.7  Release of Subsidiaries; Subsidiary Indebtedness.  Each
                  ------------------------------------------------
Subsidiary of the Company shall have been released from, and shall have no liability as a guarantor or otherwise in respect of, any liability of or to the Company incurred prior to February 14, 2001, and any and all Liens on any
                                                         ---
properties or assets of any such Subsidiary securing any such obligation or liability of or to the Company as a guarantor of any such obligation of or to the Company, shall have been satisfied and unconditionally released. Where requested by the applicable Subsidiary, the satisfaction of any Indebtedness of a subsidiary to the Company shall have been by way of a conversion of such Indebtedness into equity.

                                     VIII
                             DELIVERIES AT CLOSING

     Section 8.1  The Seller's Deliveries at Closing.  In addition to the other
                  ----------------------------------
things required to be done hereby, at the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser the following:

               (a) a certificate dated the Closing Date validly executed on behalf of the Seller to the effect that the conditions set forth in Section 6.1 have been satisfied;

               (b) a legal opinion of outside counsel to the Company, dated the Closing Date, addressed to the Purchaser, confirming that such counsel has reviewed the docket of the Bankruptcy Court and that the Sale Order was entered by the Bankruptcy Court and was described in such opinion, amended or modified;

               (c)  Intentionally Omitted;

               (d) all documents, certificates and agreements necessary to transfer to the Purchaser good and marketable title to the Domestic Purchased Assets, free and clear of any and all Liens thereon (other than Permitted Liens), including:

                    (i) A duly executed Assignment and Assumption Agreement, in customary form mutually agreeable to the parties;

                    (ii) assignments of all Assumed Contracts, Intellectual Property and any other agreements and instruments consisting Domestic Purchased Assets, dated the Closing Date, assigning to the Purchaser all of the Company's right, title and interest therein and thereto; and

                    (iii) an assignment of lease, dated as of the Closing Date, with respect to each Assumed Lease, in form reasonably acceptable to the Purchaser;

               (e) certified copies of all orders of the Bankruptcy Court pertaining to the Contemplated Transactions, including the Sale Order, and evidence of the entry of all such orders on the docket of the Chapter 11 case and of the absence as of the Closing of any stay thereof; and

               (f)  Intentionally Omitted.

     Section 8.2 The Purchaser's Deliveries at Closing. In addition to the other
                 -------------------------------------
things required to be done hereby, at the Closing, the Purchaser shall have delivered or caused to be delivered to the Company, the amounts provided in
Section 1.4.4, and, in addition, the Purchaser shall deliver, or cause to be delivered, to the Company the following:

               (a) a certificate of the Purchaser dated the Closing Date and validly executed on behalf of the Purchaser to the effect that the conditions set forth in Section 7.1 have been satisfied;

               (b) a duly executed Assignment and Assumption Agreement, in customary form mutually agreeable to the parties; and

               (c)  the items required by Section 7.6.

     Section 8.3  Required Documents.  All documents to be delivered by the
                  ------------------
Seller or to be entered into by the Seller and the Purchaser necessary to carry out the transactions contemplated by this Agreement or contemplated by the terms of this Agreement shall be reasonably satisfactory in form and substance to the Purchaser and counsel to the Purchaser and all documents to be delivered by the Purchaser necessary to carry out the transactions contemplated by this Agreement or to be entered into by the Seller and the Purchaser necessary to carry out the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Seller and counsel to the Seller.

                                      IX

                  CERTAIN ADDITIONAL PROVISIONS AND COVENANTS

     Section 9.1  Excluded Subsidiaries.  From and after the Closing Date, the
                  ---------------------
Company and each such Excluded Subsidiary shall cease using the Drypers name and any stationery or material that includes such name for any and all purposes.

     Section 9.2  Further Assurances.  In addition to the provisions of this
                  ------------------
Agreement, from time to time after the Closing Date, the Company and the Purchaser will use commercially reasonable efforts to execute and deliver such other instruments of conveyance, transfer or assumption, as the case may be, and take such other action as may be reasonably requested to implement more effectively the conveyance and transfer of the Domestic Purchased Property. Seller shall not be required to incur or be liable for any expenses, costs or obligations in connection with the foregoing other than reasonable attorneys fees and expenses.

     Section 9.3  Books and Records; Personnel.  For a period of seven (7) years
                  ----------------------------
after the Closing Date (or such longer period as may be required by any governmental or regulatory body or authority or ongoing Legal Proceeding):

                    (a) The Purchaser shall not dispose of or destroy any of the business records and files of the Business other than in connection with a sale or other disposition of the Business or any portion thereof. If the Purchaser wishes to dispose of or destroy such records and files after that time, it shall first give sixty (60) days' prior written notice to the Company, and the Company shall have the right, at its option and expense, upon prior written notice to the Purchaser within such sixty-day period, to take possession of the records and files within ninety (90) days after the date of the notice from the Company.

                    (b) the Purchaser shall allow the Company and any of its directors, officers, employees, counsel, representatives, accountants, and auditors (collectively, the "Company Representatives") access to all business
                             -----------------------
records and files of the Company or the Business that are transferred to it in connection herewith, which are reasonably required by such party in anticipation of, or preparation for, any existing or future Legal Proceeding involving the Company or Tax Return preparation, during regular business hours and upon reasonable notice at the Purchaser's principal place of business or at any location where such records are stored, and the Company Representatives shall have the right at their cost to make copies of any such records and files; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of the Purchaser's business or operations.

     Section 9.4  Third Party Rights. No provision of this Agreement shall
                  ------------------
create any third party beneficiary rights in any Employee, Foreign Employee or any other persons or entities (including any beneficiary or dependent thereof), in respect of continued employment (or resumed employment) for any specified period of any nature or kind whatsoever, and no provision of this Agreement shall create such third party beneficiary rights in any such persons or entities in respect of any benefits that may be provided, directly or indirectly, under any Benefit Plan or otherwise.

     Section 9.5  Hold Harmless. Intentionally Omitted.
                  -------------

     Section 9.6  Employment of the Company's Employees.
                  -------------------------------------

                    (a) The Company shall use commercially reasonable efforts to retain Employees and to maintain in good standing through the Closing all relationships and agreements with Employees, independent contractors or consultants, in each case from the date hereof through the Closing Date and, in the case of the Company, to cooperate with the Purchaser in hiring its Employees offered employment pursuant to Section 9.6(b); provided, that the foregoing shall not require that the Company offer any compensation or other incentives in addition to the compensation and benefits being provided or required to be provided as of the date of this Agreement.

                    (b) The Purchaser shall offer employment to certain Current Employees effective as of the Closing Date, so as to avoid any statutory liability of the Company to those employees.

                    (c) From the date hereof through the Closing, the Company shall permit the Purchaser to communicate with its employees, and consultants, at reasonable times and upon reasonable notice, concerning the Purchaser's plans, operations, business, customer relations and general personnel matters and to interview such employees and consultants and review the personnel records and such other information concerning such employees and consultants as the Purchaser may reasonably request (subject to obtaining any legally required written permission of any affected employee, or consultant and to other applicable law), provided that such contacts shall be conducted in a manner that is reasonably acceptable to the Company.

                    (d) The Company shall be solely responsible for any and all liabilities relating to or arising in connection with any actual, constructive or deemed termination of employment (including without limitation, severance or separation pay or benefits or other similar compensation or benefits under any applicable law, regulation or Benefit Plan) to or with respect to any employee of the Company other than a Purchaser Employee, and whether before the Closing Date, or to any Purchaser Employee whether as a result of (A) any event occurring before the Closing, or (B) any action or failure to act of the Company (including without limitation, severance or separation pay or benefits under any applicable law, regulation or Benefit Plan). Except as provided in this Section 9.6(d), the Purchaser shall be solely responsible for any and all Liabilities relating to or arising in connection with any actual, constructive or deemed termination of employment of any Purchaser Employee.

     Section 9.7    Workers' Compensation
                    ---------------------

                         (a)  From and after the Closing Date: (i) the Company
shall remain solely responsible for any and all liabilities relating to or arising in connection with any and all claims for workers' compensation benefits
(x) incurred by or in respect of any employee of the Company who is not a Purchaser Employee on, prior to or after the Closing Date, and (y) incurred by or in respect of a Purchaser Employee on or before the Closing Date, and (ii) the Purchaser shall be solely responsible for any and all liabilities to or in respect of a Purchaser Employee relating to or arising in connection with any and all claims for worker's compensation benefits incurred after the date of employment.

                         (b)  For purposes of this Section 9.8, a claim for
workers' compensation benefits shall be deemed to be incurred when the first event giving rise to the claim occurs.

     Section 9.8    Employment Taxes
                    ----------------

                         (a)  The Company and the Purchaser shall (i) treat the
Purchaser as a "successor employer" and the Company as a "Predecessor," within the meaning of sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Purchaser Employees who are employed by the Purchaser for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the
                                                               ----
United States Federal Insurance Contributions Act ("FICA"), and (ii) cooperate
                                                    ----
with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Purchaser Employee for the calendar year within which the Closing Date occurs.

                         (b)  At the reasonable request of the Purchaser with
respect to any particular applicable Tax Law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar Tax other than Taxes imposed under FICA and FUTA, the Company shall and the Purchaser shall (i) treat the Purchaser as a successor employer and the Company as a predecessor employer, within the meaning of the relevant provisions of such Tax Law, with respect to Purchaser Employees who are employed by the Purchaser, and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such Tax Law with respect to each such Purchaser Employee for the calendar year within which the Closing Date occurs.

     Section 9.9    Paid Up License.  The Purchaser acknowledges the Company
                    ---------------
will, effective immediately prior to the Closing, deliver the licenses described on Schedule 9.9, each of which shall be a perpetual, fully paid-up transferable license to use any Intellectual Property (including without limitation the right to use the "Drypers" brand and all its associated trademarks, logos, styles and related elements) provided, however, that such license shall be granted only to the extent the Intellectual Property to be licensed by the Company is owned by the Company or any of its Subsidiaries immediately prior to Closing. Such license shall be exclusive as to Trademarks and non-exclusive as to all other Intellectual Property.

     Section 9.11 Transfer of Licenses and Trademarks.  To the extent any of the
                  -----------------------------------
licensees identified on Schedule 9.9 request the Company to do so, effective immediately prior to the Closing, the Company will execute an assignment of the trademarks covered by such licenses and registered in the geographic areas identified in Schedule 9.9. The registration of such transfer will be at the sole cost and expense of such licensee and upon the effectiveness of such transfer the Purchaser shall have no further obligation pursuant to Section
9.10 to maintain the transferred trademarks.

     Section 9.10 Intellectual Property Fees.  The Purchaser shall pay all
                  --------------------------
renewal fees and other fees and do all acts necessary to maintain the registrations and application therefor and the continued existence of the Intellectual Property licensed pursuant to Section 9.9. The Purchaser undertakes not to do or permit to be done any act which would or might prejudice or affect in any way the continued registration and/or existence of such Intellectual Property or the licenses granted pursuant to Section 9.9. The Purchaser shall cause any party who has or obtains any right or title to such Intellectual Property to likewise comply with the obligations set out in this
Section 9.10. The Company shall use its best efforts to include a provision in such license requiring the licensee thereof to reimburse the Purchaser for any fees incurred by Purchaser to maintain the trademark registrations and applications therefor.

                                    X

                        SURVIVAL OF REPRESENTATION AND
                             WARRANTIES OF SELLER

     Section 10.1 Survival of Representations and Warranties.  Notwithstanding
                  ------------------------------------------
any right of the Purchaser to investigate fully the affairs of the Company and the Subsidiaries and notwithstanding any knowledge of facts determined or determinable by the Purchaser pursuant to such investigation or right of investigation, the Purchaser has the right to rely fully upon the representations, warrants, covenants and agreements of the Seller contained in this Agreement or in any documents delivered pursuant to this Agreement. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until the Closing Date, at which time they shall terminate.

                                      XI

                           TERMINATION OF AGREEMENT

     Section 11.1 Termination.  This Agreement may be terminated prior to the
                  -----------
Closing as follows:

                  (a) at the election of the Seller, if any one or more of the conditions to the obligation of the Seller to close set forth in Article VII has not been fulfilled as of the scheduled Closing Date;

               (b) at the election of the Purchaser, if any one or more of the conditions to the obligation of the Purchaser to close set forth in Article VI has not been fulfilled as of the scheduled Closing Date;

               (c) at the election of the Seller or the Purchaser, if there is any injunction, stay, order, or decree of any nature of any Governmental Body of competent jurisdiction that is in effect that prohibits or materially restrains the consummation of the Contemplated Transactions;

               (d) at the election of the Seller, if the Purchaser has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured prior to the scheduled Closing Date and which breach, individually or in the aggregate with any other breaches, could have a Seller Material Adverse Effect;

               (e) at the election of the Purchaser, if the Company has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured prior to the scheduled Closing Date and which breach(es), individually or in the aggregate with any other breaches, could have a Seller Material Adverse Effect;

               (f) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchaser;

               (g) at any time after March 23, 2001, at the election of the Purchaser or the Seller, if by such date the Closing has not occurred; provided, however, that neither the Seller, on the one hand, nor the Purchaser, on the other hand, may terminate the Agreement pursuant to this Section 11.1(g) unless at the time that such party seeks to exercise its right to terminate this Agreement all conditions contained in Article VII, if termination is being sought by the Purchaser, or Article VI, if termination is being sought by the Seller, are, or are immediately capable of being, satisfied at the time that such party gives notice of such termination;

               (h) at any time after March 5, 2001, at the election of the Purchaser or any of the Seller, if by such date the Sale Order has not been entered; or

               (i) at the election of the Purchaser on or prior to the Closing Date pursuant to Section 6.14(a).

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11.2.

     Section 11.2 Survival After Termination.
                  --------------------------

               (a) If this Agreement terminates pursuant to Section 11.1 and the Contemplated Transactions are not consummated, this Agreement shall become null and void and have no further force or effect. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 5.2 relating to the obligation of the Purchaser to keep confidential and not to use certain information and data obtained from the Company or the Subsidiaries, as the case may be, and to return documents to the Company or the Subsidiaries, as the case may be, shall remain in full force and effect.

               (b) The parties agree that if this Agreement is terminated under any subsection of Section 11.1 other than Section 11.1(d), then the Purchaser's sole and exclusive remedy shall be to receive any deposit in accordance with the Bidding Procedures Order or the Sale Order.

                                      XII

                              GENERAL PROVISIONS

     Section 12.1 Notices. All notices, claims, demands, and other
                  -------
communications hereunder shall be in writing and shall be deemed given upon (x) confirmation of receipt of a facsimile transmission, (y) confirmed delivery by a standard overnight carrier or when delivered by hand, or (z) the expiration of five (5) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following address (or such other address for a party as shall he specified by like notice):

               (a)  If to the purchaser, to:

               Peter Chang
               Associated Hygienic Products LLC,
               a Delaware limited liability company
               4456 River Green Parkway
               Duluth, GA 30096
               Telecopy:     (770)497-9800

               with copies to:

               Robert E. Sullivan, Esq.
               Pillsbury Winthrop LLP
               50 Fremont Street
               San Francisco, CA 94103
               Telecopy:     (415)98-1200

               (b)  If to the Seller, to:

               Drypers Corporation
               5300 Memorial, Suite 900
               Houston, Texas 77007
               Telecopy:     (713)803-5554
               Attention:    Brian Fontana
                         with a copy to:

                         Haynes & Boone, L.L.P.
                         1000 Louisiana, Suite 4300
                         Houston, Texas 77002
                         Telecopy:  (713) 547-2600
                         Attention: Lenard M. Parkins, Esq.
                                    Kenric D. Kattner, Esq.

     Section 12.2   Descriptive Headings. The headings contained in this
                    --------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 12.3   Entire Agreement; Assignment. This Agreement (including the
                    ----------------------------
Exhibits, the Seller Disclosure Letter, and the other documents and instruments referred to herein), together with the Confidentiality Agreement, (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof, including, without limitation, any transaction between the parties hereto and (b) shall not be assigned by operation of law or otherwise; provided, however, that the Purchaser may assign all or any part of
           --------  -------
its rights and obligations hereunder to any subsidiary or affiliate of the Purchaser without the consent of the Company, but the Purchaser shall not be relieved of its obligations hereunder as a result of such assignment.

     Section 12.4   Governing Law. This Agreement shall be governed and
                    -------------
construed in accordance with the laws of the State of Texas without regard to the rules of conflict of laws of the State of Texas and any other jurisdiction.

     Section 12.5   Expenses. Except as otherwise provided herein and in the
                    --------
Bidding Procedures Order, whether or not the actions contemplated by this Agreement are consummated, all costs and expenses incurred in connection will this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

     Section 12.6   Amendment. This Agreement may not be amended except by an
                    ---------
instrument in writing signed on behalf of the parties hereto.

     Section 12.7   Waiver. At any time prior to the Closing Date, the parties
                    -----
hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     Section 12.8   Counterparts; Effectiveness. This Agreement may be executed
                    ---------------------------
in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

     Section 12.9   Severability; Validity; Parties in Interest. If any
                    -------------------------------------------
provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement, and the application of such provisions to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement.

     Section 12.10  Consent to Jurisdiction and Service of Process. All disputes
                    ----------------------------------------------
arising out or related to this Agreement, including, without limitation, any dispute relating to the interpretation, meaning or effect of any provision hereof, will be resolved in the Bankruptcy Court and the parties hereto each submit to the exclusive jurisdiction of the Bankruptcy Court for the purpose of adjudicating any such dispute; provided, however, that the parties agree that if
                               --------  -------
the Bankruptcy Court does not accept jurisdiction over any such dispute, such dispute shall then be brought exclusively in the courts of the State of Texas located in Houston or of the United States of America for the Southern District of texas and each party hereby expressly submits to the personal jurisdiction and the venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.

                                     XIII

                                  DEFINITIONS

     Section 13.1  Certain Definitions. Capitalized terms used herein but not
                   -------------------
otherwise defined herein have the meaning assigned thereto in the Bankruptcy Code. In addition to the terms defined above, as used in this Agreement, the following terms have the following meanings:

"Accounts Payable" means all accounts payable of the Company and the
 ----------------
Subsidiaries taken as a whole, whether arising under a Contract or otherwise as well as rights to rebates or credits from suppliers.

"Account Receivable" means any right to payment for goods sold or leased or for
 ------------------
services rendered, whether arising  under  a Contract or otherwise.

"affiliate" means, with respect to any person, any other person controlling,
 ---------
controlled by or under common control with, or the parents, spouse, lineal descendants or beneficiaries of, such person.

"Asian Subsidiaries" means each of Drypers Malaysia SDN BHD, Drypers Marketing
 ------------------
SDN BHD, Drypers Asia Pte Ltd. and Drypers Asia (M) SDN BHD.

"Balance Sheet" shall have the meaning for such term set forth in Section 3.7.
 -------------

"Bankruptcy Code" means title 11 of the United States Code, as amended from time
 ---------------
to time, as applicable to the Case.

"Bankruptcy Court" means the United States Bankruptcy Court for the Southern
 ----------------
District of Texas, Houston Division, or such other court with jurisdiction over the Case.

"Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended,
 ----------------
promulgated under section 2075 of title 28 of the United States Code, as applicable to the Case.

"Bidding Procedures" means the Bidding Procedures contained in the Bidding
 ------------------
Procedures Order as amended or modified from time to time with the consent of the Purchaser and the Company.

"Bidding Procedures Order" means that certain Order entered by the Bankruptcy
 ------------------------
Court on December 22, 2000 approving the Bidding Procedures (as defined therein, as amended by that certain Amended Order entered by the Bankruptcy Court on January 19, 2001, as further amended by that certain First Amended Order entered on January 25, 2001 and as further amended by that certain Second Amended Order entered on February 1, 2001).

"Business Day" means any day other than a Saturday, Sunday or "legal holiday" as
 ------------
defined in Bankruptcy Rule 9006(a).

"Claim" means (a) right to payment, whether or not such right is reduced to
 -----
judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right of payment, weather or not such right to an equitable remedy is reduced to judgement, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

"Code" means the Internal Revenue Code of 1986, as amended.
 ----

"Company Products" means all goods manufactured by the Company or any of its
 ----------------
Subsidiaries.

"Copyrights" means any foreign or United States copyright registration and
 ----------
applications for registration thereof, and any non-registered copyrights.

"Employee" means any individual employed by the Company as of the Closing Date.
 --------

"Environment" means navigable waters, waters of the contiguous zone, ocean
 -----------
waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

"Excluded Subsidiaries" means each of DL, HPI, Drypers Mexico S.A. de C.V.,
 ---------------------
Drypers Holdings de Mexico SRL de CV, Drypers Servicios de Mexico SRL de CV, Drypers Caribbean Holdings Limited, Ultracare Products International, Inc. and Igienica Difusion, Inc. Ltd.

"Foreign Employee" means any individual employed by any Subsidiary organized in
 ----------------
a jurisdiction other than the United States.

"Hazardous Substance" means any toxic waste, pollutant, contaminant, hazardous
 -------------------
substance, toxic substance, harzardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste regulated under or defined by any Safety and Environmental Law.

"Inactive Employee" means an employee who is not actively at work due to
 -----------------
approved leave of absence, short-term disability leave or military leave.

"Indebtedness" means (i) any liability of any person (a) for borrowed money, (b)
 ------------
evidenced by a note or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, (c) for the payment of money relating to a capitalized lease obligation, and (d) for any Claim; (ii) any liability of others described in the preceding clause (i) which the person has guaranteed or which is otherwise its legal liability; and (iii) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above.

"IRS" means the Internal Revenue Service.
 ---

"Internet Assets" means any internet domain names and other computer user
 ---------------
identifiers and any rights in and to sites on the world wide web including rights in and to any text, graphics, audio and video files, and html or other code incorporated in such sites.

"Inventories" means all of the inventory of the Company and its Subsidiaries,
 -----------
including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the business of the Company and its Subsidiaries; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned or repossessed by the Company.

"Knowledge" means when used in reference to the Company (e.g. "to the Company's
 ---------
knowledge," "to the knowledge of the Company" and phrases of similar import) means the knowledge of the Company's chief executive, operating and financial officers, as well as the knowledge of the most senior executives, operating and financial officers of each Subsidiary.

"Latin American Subsidiaries" means Seler S.A., New Dry S.A. Drypers do Brasil
 ---------------------------
Ind. e Com. Ltda., Drypers Andina + CIA, S.C.A.

"Legal Proceeding" means any judicial, administrative, regulatory or arbitral
 ----------------
proceeding, investigation or inquiry or administrative charge or complaint pending at law or in equity before any governmental or regulatory body or authority.

"Lien" shall have the meaning set forth in 11 U.S.C. (S) 101(37), and
 ----
specifically includes without limitation, any lien, claim, encumbrance, charge and interest.

"Material Contract" means (i) any (x) Lease for real property or (y) Lease for
 -----------------
personal property, in each case requiring aggregate payments after Closing of $150,000 or more; (ii) any contract for the purchase of materials, supplies, goods, and services, equipment or other assets that has a term of at least one year and that requires aggregate payments after Closing of $150,000 or more;
(iii) any contract that requires aggregate payments after Closing of $150,000 or more, including debt documents; (iv) any sales, distribution or other similar contracts not entered into in the ordinary course providing for the sale by the Company or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets that requires aggregate payments after Closing of

$150,000 or more; (v) any acquisition, dispositioning, partnership, joint venture or other similar Contract; or (vi) any Contract or agreement under which any Subsidiary indemnifies or has any other contingent liability to any person.

"Patents" means any foreign or United States patents and patent applications
 -------
including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

"Permitted Liens" means (a) liens for taxes and other governmental charges and
 ---------------
assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection and (d) any license of Intellectual Property granted pursuant to Section 9.9..

"person" means any individual, corporation, partnership, limited liability
 ------
company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

"Petition Date" means October 10, 2000.
 -------------

"Procter & Gamble" means The Procter & Gamble Company, an Ohio corporation.
 ----------------

"Procter and Gamble Settlement Agreement" means order approving the
 ---------------------------------------
implementation of the prepetition term sheet agreement by and between the Company and Procter & Gamble dated October 9, 2000, as amended through the date of this Agreement, (including all exhibits thereto and any related agreements, including, without limitation, the U.S. License Agreement, dated December 13, 2000, between the Company and Procter & Gamble and the Canadian License Agreement, dated December 13, 2000, between the Company and Procter & Gamble).

"Procter and Gamble Settlement Order" means the Order of the Bankruptcy Court
 -----------------------------------
authorizing and approving the Procter and Gamble Settlement Agreement.

"property" or "properties" means real, personal or mixed property, tangible or
 --------      ----------
intangible.

"the Purchaser Disclosure Letter" means the disclosure letter delivered by the
 -------------------------------
Purchaser to the Company in connection with the execution and delivery of this Agreement by the parties hereto.

"Purchaser Employee" means a Current Employee who is hired by the Purchaser.
 ------------------

"Safety and Environmental Laws" means all Laws and Orders relating to pollution,
 -----------------------------
protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release or Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq., the Resource
                                                  ------
Conservation and Recovery Act, 42

U.S.C. (S) 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601
                -------
et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.,
-------                                                              -------
the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Federal Insecticide,
                                      -------
Fungicide and Rodenticide Act, 7 U.S.C. (S) 121 et seq., the Occupational Safety
                                                -------
and Health Act, 29 U.S.C. (S) 661 et seq., the Asbestos Hazard Emergency
                                  -------
Response Act, 15 U.S.C. (S) 2601 et seq., the Safe Drinking Water Act, 42 U.S.C.
                                 -------
(S) 300f et seq., the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq., and
         -------                                                    -------
analogous state and foreign Laws and Orders.

"Sale Order" means (i) an order of the Bankruptcy Court, in form and substance
 ----------
reasonably satisfactory to the Purchaser and the Company, approving the sale of the Business, including all Domestic Purchased Assets and the assignment of all Assumed Contracts, Assumed Leases by the Company to the Purchaser under this Agreement pursuant to sections 105 and 363 of the Bankruptcy Code, in each case free and clear of any Liens except as specifically set forth in this Agreement as Permitted Lien or Assumed Liability, and finding that the Purchaser is acting in good faith the Purchaser including for purposes of section 363(m) of the Bankruptcy Code, and (ii) an order of orders of the Bankruptcy Court in form and substance reasonably satisfactory to the Purchaser and the Company, approving the assumption and assignment of all Assumed Contracts, and Assumed Leases by the Company pursuant to section 365 of the Bankruptcy Code. The Sale Order shall provide that all defaults of the Company under the Assumed Contracts and Assumed Leases arising or accruing prior to the date of the Sale Order (without giving effect to any acceleration clauses or any default provisions in such contracts of a kind specified in section 365(b)(2) of the Bankruptcy Code) have been cured or will be promptly cured by the Company such that the Purchaser shall have no liability or obligation with respect to any default or obligation arising or accruing prior to the date of the Closing, except as may otherwise be specifically agreed as set forth in this Agreement; and that the Assumed Contracts, and Assumed Leases will be transferred to, and remain in full force and effect for the benefit of the Applicable the Purchaser, notwithstanding any provision in such Assumed Contracts, Assumed Puerto Rico Contracts, Assumed Leases and Assumed Puerto Rico Leases or in applicable law (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or limits in any way such assignment or transfer.

"Seller Disclosure Letter" means the disclosure letter delivered by the Company
 ------------------------
to the Purchaser of the Agreement by the parties hereto pursuant to Section
5.13.

"Software" means any computer software programs, source code, object code, data
 --------
and documentation.

"Subsidiaries" means the Company's subsidiaries and affiliates, including without limitation the subsidiaries and affiliates set forth in Section 3.2 of the Seller Disclosure Letter.

"Taxes" means (i) any and all federal, state, provincial, local, foreign and
 -----
other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, and (ii) any transferee liability in respect of any items described in clause (i) above.

"Tax Returns" means any and all reports, returns, declarations, claims for
 -----------
refund, elections, disclosures, estimates, information reports or returns or statements required to a supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.


"Trade Secrets" means any trade secrets, research records, processes,
 -------------
procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.


"Trademarks" means any foreign or United States trademarks, service marks, trade
 ----------
dress, trade names, brand names, designs an logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

"Treasury Regulation" means the regulations promulgated under the Code.
 -------------------

     IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

                                             DSG International Limited

                                             By: /s/ Peter Chang
                                                 ---------------------------
                                                 Name: Peter Chang
                                                      ----------------------
                                                 Title: Vice President
                                                       ---------------------

                                             Associated Hygienic Products LLC

                                             By: /s/ Peter Chang
                                                ----------------------------
                                                 Name: Peter Chang
                                                      ----------------------
                                                 Title: President
                                                       ---------------------


                                             By:
                                                 ---------------------------
                                                 Name:
                                                      ----------------------
                                                 Title:
                                                       ---------------------


                                             DRYPERS CORPORATION

                                             By: /s/ Walter V. Klemp
                                                ----------------------------
                                                 Name: Walter V. Klemp
                                                      ----------------------
                                                 Title: CHRMN & CEO
                                                       ---------------------